UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RTI SURGICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For more information, contact:

Wendy Crites Wacker, APR

Vice President, Global Communications

wwacker@rtix.com

Phone (386) 418-8888

Investor Contact:

Bill Fiske

Georgeson

BFiske@georgeson.com

Phone (212) 440-9128

RTI ISSUES OPEN LETTER TO STOCKHOLDERS

URGES STOCKHOLDERS TO VOTE THE WHITE PROXY CARD TO SUPPORT A CLEAR STRATEGY TO INCREASE STOCKHOLDER VALUE

ELECTION OF RTI’S FULL SLATE RECOMMENDED BY TWO OF THE COUNTRY’S LEADING PROXY

ADVISORY FIRMS

DISSIDENT KRENSAVAGE OFFERS NO CREDIBLE PLAN, LESS-QUALIFIED CANDIDATES

NOTES DISSIDENT REJECTED RTI’S REASONABLE SETTLEMENT OFFER MADE WEEKS AGO

ALACHUA, Fla. (May 24, 2016) – RTI Surgical Inc. (“RTI” or “the Company”) (Nasdaq: RTIX), a global surgical implant company, today issued an open letter to its stockholders urging them to protect their investment in RTI by voting the WHITE proxy card FOR the election of its seven highly qualified nominees: Peter F. Gearen, Brian K. Hutchison, Thomas A. McEachin, Jonathon M. Singer, Paul G. Thomas, Nicholas J. Valeriani and Shirley A. Weis.

The full text of the letter is below:

Dear Fellow RTI Stockholders,

RTI Surgical’s (“RTI” or “the Company”) annual meeting of stockholders is only days away. To protect your investment, we urge you to vote the WHITE proxy card FOR the election of RTI’s highly qualified nominees: Peter F. Gearen; Brian K. Hutchison; Thomas A. McEachin; Jonathon M. Singer; Paul G. Thomas; Nicholas J. Valeriani and Shirley A. Weis. Messrs. Gearen, Hutchison, and McEachin and Ms. Weis are existing directors.

THE CHOICE FOR STOCKHOLDERS IS CLEAR: VOTE THE WHITE PROXY CARD FOR RTI’S HIGHLY QUALIFIED NOMINEES WITH A CLEAR STRATEGY DESIGNED TO INCREASE STOCKHOLDER VALUE OR VOTE THE GREEN PROXY CARD FOR AN UNPROVEN ACTIVIST WITH NO CREDIBLE PLAN

We have outlined and are executing a strategy that we believe will enable RTI to become a $500-million-revenue company by growing revenue faster than the market, with gross margins approaching 60% and operating margins approaching 20% of total revenues, and enhance long-term stockholder value. This strategy is gaining traction: on a year-over-year basis, revenues grew 7.4% (9% on a constant currency basis), adjusted EBITDA1 grew 36.4%, and adjusted net income1 per fully diluted common share grew 109%.

In contrast, Krensavage Partners, LP’s (“Krensavage”) has not presented any ideas for how RTI can increase stockholder value, beyond measures that RTI is already implementing or measures that would damage the company’s long-term potential, such as cutting investment in R&D. We believe that an unproven activist investor with no plan for RTI and less-qualified candidates presents considerable risk to our stockholders and the potential of your Company to generate sustainable value.

LEADING INDEPENDENT PROXY ADVISORS RECOMMEND STOCKHOLDERS VOTE FOR ALL OF RTI’S HIGHLY QUALIFIED NOMINEES ON THE WHITE PROXY CARD AND DO NOT VOTE ON KRENSAVAGE’S GREEN PROXY CARD

The choice for our stockholders becomes clearer still when you consider that leading independent proxy advisory firms Institutional Shareholder Services (“ISS”) and Egan-Jones Proxy Services (“Egan-Jones”) recommend that stockholders vote the WHITE proxy card FOR all seven of RTI’s highly qualified director nominees.

“As the dissident has not made a compelling case that additional change in the board level is warranted, votes FOR all 7 management nominees – Gearen, Hutchison, McEachin, Singer, Thomas, Valeriani, and Weis – are warranted.” ISS

“We believe that voting FOR the management’s nominees and voting FOR its other proposals is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered… The belief that Krensavage has not offered a comprehensive strategic plan compared to what current management is executing [that] would likely be better in terms of risk and shareholder value… The fact that the Board and management have made significant progress transitioning to a majority of sales through a direct model that will support sustainable value creation.” Egan-Jones

[1]	Non-GAAP reconciliation provided at the end of this letter

KRENSAVAGE REJECTED RTI’S REASONABLE SETTLEMENT OFFER MADE SEVERAL WEEKS AGO TO AVERT THIS COSTLY PROXY CONTEST; IT IS NOW TIME FOR ALL STOCKHOLDERS TO HAVE THEIR SAY BY VOTING AT THE ANNUAL MEETING

Several weeks ago, in an effort to avert this costly and lengthy proxy contest, RTI offered to appoint one of Krensavage’s nominees to the Company’s board. However, Krensavage rejected this reasonable settlement offer, preferring to pursue a self-serving proxy contest. We are disappointed that Krensavage has not been willing to engage on reasonable terms and has pushed ahead with a proxy contest to further its own interests at great expense to the Company and its other stockholders. Now, with only a few days to go until the annual meeting, we welcome the opportunity for all our stockholders to have a say in the future their Company.

PROTECT YOUR INVESTMENT AND VOTE THE WHITE PROXY CARD TODAY

RTI’s board nominees are committed to continuing on the path to enhanced value creation for all stockholders. We urge you to protect your investment and vote the WHITE proxy card FOR the election of RTI’s highly qualified nominees: Peter F. Gearen; Brian K. Hutchison; Thomas A. McEachin; Jonathon M. Singer; Paul G. Thomas; Nicholas J. Valeriani and Shirley A. Weis.

It is critical that you vote the WHITE proxy card TODAY to protect your investment, and disregard any green proxy cards that you might receive from Krensavage. Stockholders who have previously submitted proxy votes in favor of the dissident’s nominees or withholding votes from the dissident’s nominees can change their votes to favor RTI’s nominees by submitting the WHITE proxy card. Only the latest-dated, validly executed proxy card counts.

If you have questions or need assistance in voting your WHITE proxy, please call:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

(866) 856-2826 (Toll Free)

Email: RTIX@georgeson.com

Sincerely,

RTI’s board of directors

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Important Additional Information

RTI Surgical has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2016 annual meeting of shareholders. Shareholders are strongly advised to read RTI’s 2016 proxy statement and the accompanying WHITE proxy card and other documents filed with the SEC when they become available because they will contain important information. Shareholders can obtain copies of RTI’s 2016 proxy statement, any amendments or supplements to the proxy statement and other relevant solicitation materials filed by RTI with the SEC in connection with its 2016 annual meeting of shareholders free of charge at the SEC’s website at www.sec.gov, on the company’s website at www.rtix.com, or by writing to our Corporate Secretary at our principal office at 11621 Research Circle, Alachua, Florida 32615. RTI, its directors, and its executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with its 2016 annual meeting of shareholders. Information concerning persons who may be considered participants in the solicitation of RTI’s shareholders under the rules of the SEC is set forth in public filings filed by RTI with the SEC and in the definitive proxy statement relating to its 2016 annual meeting of shareholders.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements regarding the further strengthening of our board when RTI’s new director candidates are elected, our strategic plans to grow, expand margins and increase long-term value for all RTI stockholders, our financial goals, our progress towards executing our strategy, our expected growth in direct sales and our expected new products. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

This letter includes adjusted EBITDA and adjusted net income per share, non-GAAP financial measures that exclude certain amounts. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measure is included in the table below.

Adjusted EBITDA and adjusted net income per share should not be considered in isolation, or as a replacement for GAAP measures. The Company believes that presenting adjusted EBITDA and adjusted net income per share in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the twelve month period ended December 31, 2015 and 2014 as well as the reason for excluding the individual items:

(1) 2015 Asset abandonments – This adjustment represents an abandonment of certain long-term assets at our German facility. Management removes the amount of these costs from our operating results to supplement a comparison to the Company’s past operating performance.

(2) 2015 and 2014 Litigation and settlement charges – This adjustment represent charges relating to settlements of domestic and international distributor disputes. Management removes the amount of these costs from our operating results to supplement a comparison to the Company’s past operating performance.

(3) 2015 and 2014 Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these costs from our operating results to supplement a comparison to the Company’s past operating performance.

(4) 2014 Inventory purchase accounting adjustment – This adjustment represents the purchase price effects on the sale of inventory acquired in the Pioneer Surgical Technologies, Inc. acquisition in 2013, which have been included in costs of processing and distribution. Management removes the amount of these costs from our operating results to supplement a comparison to the Company’s past operating performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Twelve Months
	Ended December 31,
	2015	2014
Net income (loss)	$11,610	$(417)
Interest expense, net	1,489	1,348
Provision for income taxes	8,299	1,493
Depreciation	12,240	11,010
Amortization of intangible assets	4,282	4,385

EBITDA	37,920	17,819
Reconciling items impacting EBITDA
Preferred dividend	3,305	3,113
Non-cash stock based compensation	2,548	2,247
Foreign exchange (gain) loss	(78)	88
Other reconciling items(1)
Asset abandonments	814	—
Litigation and settlement charges	804	185
Severance charges	995	4,798
Inventory purchase accounting adjustment	—	5,708

Adjusted EBITDA	$46,308	$33,958

Adjusted EBITDA as a percent of revenues	16%	13%

(1)	See explanations in Use of Non-GAAP Financial Measures above.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	Twelve Months Ended
	December 31, 2015		December 31, 2014
	Net		Net
	Income	Amount	Loss	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$11,610	$0.20	$(417)	$(0.01)
Asset abandonments, net of tax effect (1)	584	0.01	—	—
Litigation and settlement charges, net of tax effect (2)	543	0.01	133	0.00
Severance charges, net of tax effect (3)	615	0.01	3,007	0.05
Inventory purchase accounting adjustment, net of tax effect (4)	—	—	3,467	0.06

Adjusted net income	$13,352	$0.23	$6,190	$0.11

Note: Amounts may not foot due to rounding.

Footnotes:	2015		2014
(1) Asset abandonments, net of tax effect, as follows:
Asset abandonments	$814
Tax effect on asset abandonments	(230)

Asset abandonments, net of tax effect	$584

(2) Litigation and settlement charges, net of tax effect, as follows:
Litigation and settlement charges	$804		$185
Tax effect on litigation and settlement charges	(261)		(52)

Litigation and settlement charges, net of tax effect	$543		$133

(3) Severance charges, net of tax effect, as follows:
Severance charges	$995		$4,798
Tax effect on severance charges	(380)		(1,791)

Severance charges, net of tax effect	$615		$3,007

(4) Inventory purchase accounting adjustment, net of tax effect, as follows:
Inventory purchase accounting adjustment			$5,708
Tax effect on inventory purchase accounting adjustment			(2,241)

Inventory purchase accounting adjustment, net of tax effect			$3,467